UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

ALTEON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Grand Avenue
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

Not Applicable
___________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 1, 2007, Alteon Inc., a Delaware corporation (the “Company”), entered into an omnibus amendment (the “Omnibus Amendment”), with the holders of the Company’s Senior Secured Convertible Promissory Notes, dated January 11, 2007 (the “Notes”). The Omnibus Amendment amended the following documents: (i) that certain Note and Warrant Purchase Agreement, dated January 11, 2007 by and among the Company and the holders of the Notes (the “Note Purchase Agreement”), (ii) the Notes, and (iii) the warrants issued to the holders of the Notes, each dated January 11, 2007 (the “Warrants”). Pursuant to the Omnibus Amendment, the Note Purchase Agreement was amended to provide for the issuance of an additional $3,000,000 of indebtedness by the Company. In order to provide for such additional indebtedness, the Notes, in the original principal amount of $3,000,000, were cancelled and replaced with amended and restated senior convertible promissory notes in an aggregate principal amount of $6,000,000 (the “New Notes”). The New Notes increase certain penalties contained in the Notes if the proposed preferred stock financing transaction between the Company and the holders of the Notes is not closed by July 31, 2007, as follows: the Company will be obligated to pay to the holders of the New Notes a $6,000,000 penalty in addition to the outstanding principal and interest that will become due under the New Notes on July 31, 2007, and the Company will be obligated to pay the holders 30% of any amount received by the Company from financing, sale or licensing transactions completed prior to June 30, 2009, subject to a cap of $8,000,000. The Omnibus Amendment also amended the date that the Warrants can be exercised by the holders from May 31, 2007, to July 31, 2007. Finally, the Omnibus Amendment acknowledged that the New Notes are subject to the Security and Guaranty Agreement and the Intellectual Property Security Agreement, each dated January 11, 2007, by and among the Company and the holders of the Notes.

On June 1, 2007 the Company also entered into Amendment No. 1 to the Series B Preferred Stock and Warrant Purchase Agreement (“Amendment No. 1 to the SPA”) by and among the Company and the Purchasers named therein, which amends that certain Series B Preferred Stock and Warrant Purchase Agreement dated April 5, 2007 (the “Series B Preferred Purchase Agreement”). Pursuant to Amendment No. 1 to the SPA, the per share price at which the series B preferred stock of the Company will be sold in the proposed preferred stock financing, was fixed at a price of $0.05 per share. Prior to entering into Amendment No. 1 to the SPA, the price per share at which the series B preferred stock of the Company was to be sold in the proposed financing was to be within a range between $0.05 and $0.075 and was to be determined following the requisite shareholder vote regarding the financing and the proposed reverse stock split, as set forth in the Series B Preferred Purchase Agreement. In addition, Amendment No. 1 to the SPA extended certain deadlines in the Series B Preferred Purchase Agreement from May 31, 2007 to July 31, 2007, to accommodate for the time required to respond to the comments of the Securities and Exchange Commission on the Company’s preliminary proxy statement.

The preceding descriptions of the Omnibus Amendment and Amendment No.1 to the SPA do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Omnibus Amendment dated June 1, 2007

10.2	Amendment No.1 to Series B Preferred Stock and Warrant Purchase Agreement dated June 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEON INC.

Dated: June 7, 2007	/s/ Noah Berkowitz, M.D., Ph.D. Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

10.1	Omnibus Amendment dated June 1, 2007
10.2	Amendment No.1 to Series B Preferred Stock and Warrant Purchase Agreement dated June 1, 2007